Exhibit 99.2

First Quarter Fiscal 2021 Earnings Supplementary Information May 14, 2021

We are a multi - dimensional sports & entertainment company , poised to produce substantial growth. + + Themed, Experiential Destination Assets Themed Attractions Hospitality Live Entertainment Media Gaming Original Content Youth Sports Sponsorships Fantasy Sports eGaming Sports Betting

CREATING A MULTI - DIMENSIONAL ENTERTAINMENT & MEDIA COMPANY Present & Future Revenue Streams Destination - Based/Physical Assets Offsite & Non - Physical Assets Synergistic Revenue Enhancement Stadium Waterpark Hotels Play - action Plaza & Retail Youth Sports Centers for Excellence & Performance Sports Betting & Fantasy Sports Sponsorships & Media

EVENTS ACHIEVED IN FIRST QUARTER 2021 Key Plays January 202 1 Partnership with Tupelo Honey to produce Inspired: Heroes of Change January 2021 Tickets.com selected as official digital ticketing provider for live events January 202 1 Announced inaugural Highway 77 music festival February 202 1 Closed $34.5M public stock offering February 2021 Announced multi - year partnership with Women’s Football Alliance to host championship week January 202 1 Collaboration with Tim Brown and Elite Holdings to develop H2H March 202 1 Signed partnership with Dolphin Entertainment to create non - fungible tokens (NFTs) March 2021 Announced cities, team names, and logos for HOFL

Key Plays

RECENT AND UPCOMING EVENTS


PRO FOOTBALL
HALL OF FAME




HALL OF FAME VILLAGE
Johnson Controls
Welcoming Our New Partner!
American Standard




WFA
NATIONAL CHAMPIONSHIP
CANTON, OH
TOM BENSON
HALL OF FAME STADIUM
2021



April 2021
Extended agreement with PepsiCo Beverage North America

April 2021
Announced first NFT offerings will be of Tim Brown, Doak Walker, and Earl Campbell

May 2021
Announced 3-year partnership with American Standard

May 2021
Launched first NFT featuring Tim Brown on OpenSea

Announcement of HOFL front offices;
Launch of HOFL app

Women's Football Alliance Championships

Completion of Tom Benson Hall of Fame Stadium east endzone renovation

HOFL Draft

Opening of *Constellation Center for Excellence*

Enshrinement Weekend

Highway77 Music Festival

Black College Football Hall of Fame Classic

KEY FINANCIAL RESULTS Financial Results ($ in millions, except per share data) Q1 FY21 Q1 FY20 Revenue $1.9 $2.0 Loss from Operations ($7.9) ($7.9) Adjusted EBITDA ($5.1) ($5.2) Net Loss ($126.1) ($13.1) EPS ($1.67) ($2.42) *See page 10 for Adjusted EBITDA reconciliation

ANALYSIS OF EQUITY AND POTENTIAL FULLY DILUTED SHARES Equity Profile Category Amount Notes Common Shares Outstanding 94.3M As of 5/10/21 Series B Warrants 4.4M Remaining warrants not exercised; Exercise price of $1.40; November 2025 expiration Series C Warrants 10.0M Exercise price of $1.40; December 2025 expiration Total Shares Outstanding 1 108.7M As of 5/10/21 Series A Warrants 24.7M 17.4M warrants with exercise price of $11.50, convert to 1.421333 shares; July 2025 expiration Preferred Equity 2 5.4M Converts to common shares 3 years after closing Preferred Equity Warrants 2 2.5M Exercise price of $6.90 Pipe Note Convertible 3.1M Conversion price at $6.90 Other 6.3M Includes 4.0M from proposed amendment to 2020 Omnibus Plan set forth in 2021 Proxy Statement Total Fully Diluted Shares 150.7M 1 Current shares outstanding plus in - the - money warrants 2 Preferred equity was announced January 28, 2021 (8 - K filed on February 3, 2021 ); Expected to close in Q2 FY21; 5.4M shares includes potential of PIK interest at $3.06 per share Note: Figures may not add due to rounding

8 Forward - Looking Statements Certain statements made herein are “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward - looking statements . Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination ; costs related to the business combination ; the inability to obtain or maintain the listing of the Company’s shares on Nasdaq ; the Company’s ability to manage growth ; the Company’s ability to execute its business plan and meet its projections ; potential litigation involving the Company ; changes in applicable laws or regulations ; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry ; the potential adverse effects of the ongoing global coronavirus (COVID - 19 ) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC . The Company does not undertake any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law .

9 Non - GAAP Hall of Fame Resort and Entertainment Company (“HOFV”) reports its financial results in accordance with accounting principals generally accepted in the United States (“GAAP”) and corresponding metrics as non - GAAP financial measures . The presentation includes references to the following non - GAAP financial measures : EBITDA and adjusted EBITDA . These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance . Management believes that reporting these non - GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improve comparability of results . See the attached scheduled for definitions of the non - GAAP financial measures referred to above and corresponding reconciliations of these non - GAAP financial measures to the most comparable GAAP financial measures . Non - GAAP financial measures should be viewed as additions to, and not as alternatives for HOFV’s results prepared in accordance with GAAP . In additional, the non - GAAP measures HOFV uses may differ from non - GAAP measures used by other companies, and other companies may not define the non - GAAP measures the company uses in the same way .

Non - GAAP Reconciliation Adjusted EBITDA reconciliation ($ in millions) 3 Months Ended March 31, 2021 3 Months Ended March 31, 2020 Net loss attributable to HOFRE stockholders ($126.1) ($13.1) (Benefit from) provision for income taxes - - Interest expense 1.0 2.0 Depreciation expense 2.9 2.7 Amortization of note discounts 1.2 3.2 EBITDA (121.0) (5.2) Gain on forgiveness of debt (0.4) - Change in fair value of warrant liability 116.4 - Adjusted EBITDA ($5.1) ($5.2)

11 WHAT WE DO Who We Are As a world - class resort and sports entertainment company, we do what no other company can through our unique brand partnerships and direct access to exclusive content. By doing this, we create exceptional experiences across multiple platforms that honor the past and inspire the future . With this unwavering purpose, we strive to maximize shareholder value and pursue excellence. Honor the Past , Inspire the Future

For more information, please contact: Investor Relations (330) - 458 - 9176 Investor.Relations@hofreco.com 2626 Fulton Drive NW Canton, OH 44718 www.ir.hofreco.com